Exhibit 99.2

TRADING DATA

Name	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost	Trade Amount	Security

American Community Capital, LP.	February 14, 2015	Sell	9,984,000	$0.20	$1,966,800.00	Common Stock